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Exhibit 23.3

Consent of Independent Certified Public Accountant

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-187260 on Form S-4 of Central Valley Community Bancorp of our report dated April 22, 2013, on the financial statements of Visalia Community Bank for the years ended December 31, 2012 and 2011, which appear in this Registration Statement. We also consent to the reference to us under the heading "Experts."

/s/ CROWE HORWATH LLP

Sacramento, California
April 26, 2013

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  Exhibit 23.3
Consent of Independent Certified Public Accountant